Exhibit 10.1
                              AMENDED AND RESTATED
                           CONVERTIBLE PROMISSORY NOTE

$2,800,000.00                                                 New York, New York
                                                              June 30, 2005

         The undersigned, FIVE STAR PRODUCTS, INC. (the "Company"), hereby promises to pay to the order of JL DISTRIBUTORS, INC. ("Payee"; Payee, and any subsequent holder[s] hereof, being hereinafter referred to collectively as "Holder") on June 30, 2009, at the offices of Holder or at such other place or places as Holder may from time to time designate in writing, in lawful money of the United States of America, the principal amount of Two Million, Eight Hundred Thousand and no/100 Dollars ($2,800,000.00), with interest at the rate of 9% per annum from the date hereof, payable quarterly on September 30, December 31, March 31, and June 30 of each year.

     1. No Prepayment. The undersigned may not prepay all or any part of the principal amount of this Note without the consent of Holder.

     2. Events of Default. If any of the following events (each, an "Event of Default") shall occur:

(a) The undersigned shall default in the payment of any installment of interest on this Note when due, and such default shall continue for a period of ten (10) days after written notice thereof shall have been sent to the undersigned by Holder; or

(b) A voluntary case in bankruptcy shall be begun by the undersigned or any order for relief against the undersigned shall be entered in an involuntary case in bankruptcy; or

(c) The undersigned shall fail, or admit in writing its inability, to pay its debts as they mature, by acceleration or otherwise; or make a settlement with or general assignment for the benefit or creditors; or a committee of creditors shall be appointed for the undersigned or a receiver or receivers or a custodian or custodians shall be appointed for or shall take possession of all or a substantial part of the undersigned's property;

then (i) in the case of an Event of Default described in clause (b) or (c) above, the outstanding principal of this Note and all accrued interest thereon shall become immediately due and payable, without presentment, demand, protest or notice of any kind, all of which are expressly waived; and (ii) in the case of an Event of Default described in clause (a) above, Holder may at any time (unless all defaults theretofore shall have been remedied), by written notice to the undersigned, declare the principal of and the accrued interest on this Note to be due and payable without presentment, demand, protest or further notice, all of which are expressly waived.

     3. Change of Control. At any time after a change of control of the undersigned (as defined below) has occurred, Holder may, by written notice to the undersigned, declare the principal of and the accrued interest on this Note

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to be due and payable without presentment, demand, protest or further notice, all of which are expressly waived. For purposes of this Note, a "change of control of the undersigned" shall mean (a) a change of control of the undersigned of a nature that would be required to be reported in response to
Item 1(a) of Current Report on Form 8-K pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 (the "Exchange Act"), other than a change of control of the undersigned resulting in control by Holder or a group including Holder, (b) any "person" (as such term is used in Sections 13(d) and 14(d) of the Exchange Act), other than Holder or a group including Holder, is or becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the undersigned representing 20% or more of the combined voting power of the undersigned's then outstanding securities, or (c) at any time individuals who were either nominated for election by the Board of Directors of the undersigned or were elected by the Board of Directors of the undersigned cease for any reason to constitute at least a majority of the Board of Directors of the undersigned.

4.       Conversion.

(a) The Holder may convert all or any portion of the unpaid principal amount of, and accrued but unpaid interest on, this Note at any time and from time to time into fully paid and non-assessable shares of the Company's common stock, par value $0.01 per share ("Common Stock"), based on a conversion price of $0.40 per share, subject to appropriate adjustment for stock splits, stock dividends, combinations, reorganization and other similar recapitalizations affecting such shares (the "Conversion Price").

 (b) To convert all or any portion of this Note, the Holder shall (i) deliver to the Company a completed conversion notice in the form attached hereto as Exhibit A and (ii) surrender this Note to the Company. The date on which the Holder satisfies all of the foregoing requirements is the "Conversion Date." As soon as practicable after the Conversion Date, the Company shall deliver to the Holder a certificate for, or a book-entry notation of, the number of whole shares of Common Stock issuable upon the conversion. Upon surrender of a Note that is converted in part, the Company shall execute and deliver to the Holder a new Note equal in principal amount to the unconverted portion of the Note surrendered. If less than all of this Note is converted, the portion of this Note that is converted shall not be in an amount that would require the issuance of a fractional share. If the Note is converted in full and there is a resulting fractional share, the Company shall pay a cash adjustment in respect of such fractional share which would otherwise be issuable in an amount equal to the same fraction of the relevant price of a share of Common Stock determined in good faith by the Board of Directors of the Company to represent the reasonable value of such fraction of a share of Common Stock.

(c) The Holder shall be deemed to be a stockholder of record on the Conversion Date (or if the Note is surrendered on any date when the stock transfer books of the Company shall be closed, then on the next succeeding day on which such stock transfer books are open).

(d) If the Holder submits a Note for conversion, the Company shall pay any documentary, stamp or similar issue or transfer tax due on the issue of shares of Common Stock upon the conversion.
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(e)      The Company has reserved a sufficient number of shares of Common Stock to permit delivery of shares of Common Stock upon conversion of the Note (and accrued but unpaid interest thereon) in full. All shares of Common Stock delivered upon conversion of the Notes shall be duly authorized, validly issued, and fully paid and nonassessable, shall be free from preemptive rights and free of any lien or adverse claim

 (f) If any of the following shall occur: (i) any reclassification or change of outstanding shares of Common Stock (other than a change in par value, or from par value to no par value, or from no par value to par value, or as a result of a subdivision or combination); (ii) any consolidation, combination, merger or share exchange to which the Company is a party other than a merger in which the Company is the continuing corporation and which does not result in any reclassification of, or change (other than a change in name, or par value, or from par value to no par value, or from no par value to par value, or as a result of a subdivision or combination) in, outstanding shares of Common Stock; or (iii) any sale or conveyance of all or substantially all of the assets of the Company; then the Holder shall have the right to convert the Note into the kind and amount of shares of capital stock and other securities and property (including cash) receivable upon such reclassification, change, consolidation, merger, share exchange, sale or conveyance by a holder of the number of shares of Common Stock deliverable upon conversion of the Note immediately prior to such reclassification, change, consolidation, merger, share exchange, sale or conveyance. This Paragraph 4(f) shall similarly apply to successive consolidations, mergers, share exchanges, sales or conveyances.

     5. Registration Rights. The Holder is entitled to the benefits of a Registration Rights Agreement, dated as of March 2, 2007, between the Company and the Payee.

     6. Governing Law. This Note shall be construed in accordance with and governed by the laws of the State of New York.



                                       FIVE STAR PRODUCTS, INC.


                                       By:
                                          ---------------------------------
                                            Name: John Belknap
                                            Title: President


                                       2
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                                     ANNEX A

                                CONVERSION NOTICE


         The undersigned hereby irrevocably exercises the right to convert $________ principal amount of the Amended and Restated 9% Convertible Promissory Note of Five Star Products, Inc., a Delaware corporation ("Five Star"), as if indicated below, any accrued but unpaid interest, into shares (the "Shares") of the common stock of Five Star as set forth below

Conversion Calculation:

Principal Amount of Note to be Converted:                     $
                                                               -----------------

Amount of Accrued But Unpaid Interest to be Converted:        $
                                                               -----------------

         Total Dollar Amount To Be Converted:                 $
                                                               -----------------

Number of Shares to be issued:
                                                              ------------------



Date: _______________, 200_


                                                        JL DISTRIBUTORS, INC.


                                                        By:
                                                           ---------------------



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